UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 23, 2024

Qualigen Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-37428	26-3474527
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5857 Owens Avenue, Suite 300, Carlsbad, California 92008

(Address of principal executive offices) (Zip Code)

(760) 452-8111

(Registrant’s telephone number, including area code)

n/a

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $.001 per share	QLGN	The Nasdaq Capital Market of The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act (§230.405 of this chapter) or Rule 12b-2 of the Exchange Act (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act ☐

Item 3.03. Material Modification to Rights of Security Holders.

As previously disclosed, on November 18, 2024, the Qualigen Therapeutics, Inc., a Delaware corporation (the “Company”), filed the Certificate of Designations of Preferences, Rights, and Limitations for the Series A-2 Preferred Stock with the Secretary of State of the State of Delaware (the “Original Certificate of Designation”).

On December 23, 2024, the Company filed an Amended and Restated Certificate of Designation of Preferences, Rights, and Limitations of the Series A-2 Preferred Stock (the “Amended and Restated Certificate of Designation”) with the Secretary of State of Delaware, following approval by the Board of Directors and by the holders of at least 67% of the outstanding shares of Series A-2 Preferred Stock. The Amended and Restated Certificate of Designation amends certain provisions of the Series A-2 Preferred Stock, specifically to prohibit any adjustment to the Conversion Price unless approved by a majority of the shareholders entitled to vote in accordance with Nasdaq Rule 5635(d).

The foregoing summary is not intended to be exhaustive and is qualified in its entirety by reference to the Amended and Restated Certificate of Designation, copy of which is attached hereto as Exhibit 3.1 and incorporated herein by reference.

Item 9.01 Financial Statement and Exhibits

(d) Exhibits.

Exhibit No.	Description
3.2	Amended and Restated Certificate of Designation of Series A-2 Preferred Stock filed with the Secretary of State of Nevada on December 23, 2024.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QUALIGEN THERAPEUTICS, INC.

Date: December 26, 2024	By:	/s/ Kevin Richardson II
Kevin Richardson II, Interim Chief Executive Officer